EXHIBIT 23

             CONSENT OF DELOITTE & TOUCHE LLP, INDEPENDENT AUDITORS

    We consent to the incorporation by reference in Registration Statement Nos. 33-39791, 33-39725, 33-40400, 33-40395, 33-40396, 33-66084, 33-54397, 33-54399,
33-54393 and 33-40702 of RJR Nabisco Holdings Corp. on Form S-8 and Registration Statement No. 33-60803 of RJR Nabisco, Inc. on Form S-3 of our report dated January 29, 1996 (February 16, 1996 as to Note 12), appearing in this Annual Report on Form 10-K of RJR Nabisco Holdings Corp. and RJR Nabisco, Inc. for the year ended December 31, 1995.

DELOITTE & TOUCHE LLP

New York, New York
February 21, 1996